UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 15, 2014

SYMBID CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-177500	45-2859440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Marconistraat 16 3029 AK Rotterdam, The Netherlands		N/A
(Address of principal executive offices)		(Zip Code)

+ 31 (0) 041 34 601
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2014 Maarten van der Sanden resigned as our Chief Financial Officer and Treasurer and Philip J. Cooke was thereafter appointed to the vacated Chief Financial Officer and Treasurer positions. The resignation of Mr. van der Sanden was not the result of any disagreement with us on any matter related to our operations, policies or practices. Mr. van der Sanden continues to serve as our Chief Operating Officer.

Philip J. Cooke, age 33, has almost ten years of experience in various accounting capacities and is a certified public accountant. From January 2011 until April 2014 he was employed as a Senior Manager for KPMG Accountants N.V. in Amstelveen, The Netherlands, within the Corporate Clients practice where he primarily served large publicly traded multinational corporations. From June 2006 through June 2010, Mr. Cooke worked for KPMG, LLP in New York, NY, initially as a Senior Associate (June 2006 to May 2009) and subsequently as a Manager providing audit and advisory business services (June 2009 through June 2010). He received a Bachelor of Business Administration from the University of Portland in 2004.

As of April 15, 2014 we entered into a one-year employment services agreement with Philip J. Cooke pursuant to which Mr. Cooke serves as our Chief Financial Officer and Treasurer (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of €86,652 (US $120,091 per year based on the Exchange Rate as of April 14, 2014). This amount is exclusive of an 8% holiday allowance. In addition, Mr. Cooke is eligible to earn an annual bonus at such time and in such amount as may be determined by our Board of Directors. Our Board of Directors may determine that some or all of such annual bonus shall be based upon the achievement of operational, financial or other milestones.

Mr. Cooke is also entitled to 3 months base salary in the event he is terminated “without cause” (as defined in the Employment Agreement) or “resigns for good reason” (as defined in the Employment Agreement). Additionally, the Employment Agreement contains confidentiality and proprietary rights provisions pursuant to which Mr. Cooke has agreed to maintain as confidential any of our trade secrets or confidential information and agreed that his work product during the employment period will be considered “work for hire” under applicable copyright and related laws and our sole and exclusive property. He has also agreed (i) not to solicit any of our employees, independent contractors or consultants during the employment period and for a period of one year after the termination of the Employment Agreement; and (ii) not to compete with us during the employment period and, unless he is terminated “without cause” during the three month period after the termination of the Employment Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Description

10.1	Employment Services Agreement dated as of April 15, 2014 between the Registrant and Philip Cooke

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMBID CORP.

Date: April 18, 2014	By:	/s/ Korstiaan Zandvliet
Name: Korstiaan Zandvliet
Title: President